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                                                                  Exhibit 3

                            Canal Electric Company
                                   Form 8-K
                     For Event Reported December 30, 1998

                              Notes to Unaudited
                   Pro Forma  Condensed Financial Statements

Balance Sheet

1. The historical financial statements of Canal Electric Company (the Company) as of September 30, 1998 have been adjusted to give effect to the transaction between the Company and Southern Energy Canal, L.L.C., (Southern), a subsidiary of Southern Company that occurred on December 30, 1998. On that date, the Company sold its non-nuclear generating assets to Southern. The pro forma financial statement adjustments are based on the book value of the assets that were sold by the Company.

        The pro forma balance sheet also reflects the repayment of long and short-term debt with proceeds from the sale of the generating assets and proceeds from the planned issuance of long-term debt by the Company ($60 million).

2. A reconciliation of the cash proceeds from the sale of assets and the subsequent financing plan reflected in these financial statements is as follows:

                                                (Dollars in thousands)

        Cash balance September 30, 1998               $     24

        Proceeds from sale of assets                   401,091
        Retirement of long-term debt                   (83,918)
        Payment of short-term debt                      (3,150)
        Payment to parent company                     (190,722)
        Tax liability related to sale                 (127,055)
        Issuance of long-term debt                      60,000
        Equity buy back                                (42,918)
        Transaction costs                              (20,939)
        Miscellaneous items                              7,587

        Cash balance pro forma                        $     24


Income Statement

        The proceeds from the sale of Canal Units 1 and 2 of $401,091,000 less the book value of $66,336,000 resulted in a book gain of $334,755,000 (before transaction costs of $20,939,000) and an after-tax gain of $190,722,000 which was paid to the Company's stockholder, Commonwealth Energy System (the Parent). The net after-tax gain from the sale of Canal Units 1 and 2 will reduce the stranded costs ultimately charged to customers of affiliates Commonwealth Electric Company and Cambridge Electric Light Company pursuant to the Company's divestiture filing approved by the DTE.
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                                                                   Exhibit 3
                                                                  (continued)
                            Canal Electric Company

        The pro forma income statement adjustments for fuel used in production, electricity purchased for resale and other operation and maintenance represent the amounts resulting from the assets sold.


Summary of Significant Pro Forma Adjustments

                                                   Debit        Credit
                                                  (Dollars in thousands)

Entry 1:

        Cash                                     $401,091
        Depreciation reserve                      146,260
        Property, plant and equipment                          $212,596
        Gain from sale                                          334,755
        Current tax expense                       127,055
        Accrued income tax                                      127,055
        Deferred tax reserve                        9,532
        Provision for deferred taxes                              9,532
        ITC reserve                                 2,013
        Amortization of ITC                                       2,013
        Retained Earnings                         190,722
        Dividends declared to Parent                            190,722

        To record the sale of assets, the related gain, income tax and the reversal of excess taxes and ITC relating to the generating assets that were sold and the establishment of a liability to the Parent that represents the net after-tax gain from the sale, pursuant to the Company's divestiture filing approved by the DTE.


Entry 2:

        Dividends declared to Parent             $190,722
        Accrued income taxes                      127,055
        Transaction costs                          20,939
        Miscellaneous expense                       7,584
        Cash                                                   $346,300

        To record payment to Parent, income taxes on gain from sale and transaction costs associated with the sale.


Entry 3:

Common stock                                    $ 42,918
Cash                                                          $ 42,918

        To record a reduction in the Parent's investment in the Company to reflect the lower level of assets resulting from the sale.
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                                                                   Exhibit 3
                                                                  (continued)
                            Canal Electric Company


                                                   Debit        Credit
                                                  (Dollars in thousands)

Entry 4:

Long-term debt                                  $ 83,568
Current sinking fund requirement                     350
Interim financing                                  3,150

Cash                                                          $ 87,068

        To record the retirement of long and short-term debt.


Entry 5:

Cash                                            $ 60,000
Long-term debt                                                $ 60,000

        To record the issuance of new long-term debt.


Entry 6:

Accounts Payable                                $ 13,500
Accounts Receivable                                           $ 13,500


        To reduce accounts payable and accounts receivable to reflect a more appropriate level for the Company's continuing operations.